UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2006

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5100 Patrick Henry Drive

Santa Clara, CA 95054

 (Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On June 7, 2006, the Board of Directors of Coherent, Inc. (the “Company”) ratified the determination of its Compensation and H.R. Committee to adopt a performance-based restricted stock program for certain employees of the Company, including grants to the Company’s executive officers. The restricted stock grants are subject to annual vesting over three years depending upon the achievement of performance measurements tied to the Company’s internal metrics for revenue growth and EBITDA percentage. The vesting of the restricted stock is variable, so that the number of shares earned can range from 0% to 125% of the grant target for 2006 and 0% to 200% of the grant target for 2007 and 2008. In addition, the aggregate restricted stock will be awarded on a staggered basis as follows:  25% in 2006, 35% in 2007 and 45% in 2008. Given the variability, the range of the aggregate number of shares of restricted stock which can be earned by the Company’s executive officers over the three year period is as follows:

John Ambroseo	0	-	52,562
Helen Simonet	0	-	24,468
Paul Meissner	0	-	12,687
Luis Spinelli	0	-	10,875
Ron Victor	0	-	6,706
Bret DiMarco	0	-	5,981

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.

By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and General Counsel

Date: June 13, 2006